Exhibit 10.1

AMENDMENT No. 13 TO

GLOBAL TRADE SERVICES AGREEMENT BY AND BETWEEN

FORD MOTOR COMPANY AND VASTERA SOLUTION SERVICES CORPORATION

THIS AMENDMENT No. 13 (the “Amendment No. 13”) to that certain Global Trade Services Agreement (the “Services Agreement”) by and between Ford Motor Company (“Ford”) and Vastera Solution Services Corporation (“Vastera” or the “Company”) is made this 22nd day of July, 2002.

W I T N E S S E T H

WHEREAS, the Company and Ford previously executed the Services Agreement on July 14, 2000;

WHEREAS, the Company and Ford have previously amended the Services Agreement by way of several prior amendments thereto; and

WHEREAS, Ford and Vastera now desire to amend Schedule G Charges/Pricing of the Services Agreement to provide that Ford’s shall pay Vastera fixed annual services fees for the remaining term of the Services Agreement and subject to certain material changes in Ford’s level of business or in efficiencies generated by Vastera.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Effective Date and Time.

Except as may otherwise be noted herein for the other retroactive performance of certain services by Vastera on Ford’s behalf, this Amendment No. 13 shall be retroactive to and effective and operable as of the 1st day of July, 2002 (the “Amendment Effective Date”).

2.             Managed Services Rates of Charge.

Schedule G. Section 1 to the Services Agreement shall be deleted in its entirety and replaced by the following Section 1:

“1.           Managed Service Fees

The Managed Service Fees payable by Ford to Vastera shall be as follows:

Time Period	Applicable Time Period Managed Service Fee	Monthly Payment Amount
July 1, 2002 - December 31, 2002	$4,891,976	$815,329.33
January 1, 2003 - December 31, 2003	$11,800,000	$983,333.33
All remaining years of the Term thereafter	$11,800,000	$983,333.33

The parties agree that if there is a material change in Ford’s business levels and such changed business levels result in a change to Vastera’s costs of performing the Services hereunder, the parties shall meet to mutually agree upon an equitable level of change to the Managed Service Fees on a going forward basis.  Vastera also agrees to identify material changes in operating efficiencies separate from business levels and, to the extent such operating efficiencies result in a material reduction of Vastera’s cost of performing the services hereunder,  the parties agree to negotiate an equitable change to the Managed Service Fees.”

Schedule G. Section 2 to the Services Agreement shall be deleted in its entirety and replaced by the following Section 2:

“2.          Project-based Gainsharing Fees

The parties agree that from time to time they shall meet and confer regarding cost saving measures that may be adopted by Ford and the corresponding project to be undertaken by Vastera to implement such cost-savings measures.  Ford and Vastera agree that Vastera shall be entitled to receive a gainsharing fee equal in amount to 35% of any net cost savings to Ford from such project in the first twelve months the cost-saving measures are in effect.  Any gainsharing is dependent on establishing a cost reduction from a baseline and implementing the cost savings measures.  In the event the cost-saving measure is not implemented by Ford within twelve months of completion of the project, Vastera shall not be entitled to gainsharing should Ford later undertake similar cost-saving measures. Reductions to the Managed Service Fees set forth above shall not be subject to this gainsharing provision.”

3.             Preservation of all other terms and conditions of Services Agreement.

Except as set forth in this Amendment No. 13 and as previously set forth in all prior Amendments to the Services Agreement, all other terms and conditions of the Services Agreement shall remain unaltered and in full force and effect.  Should there arise any conflict, discrepancy or ambiguity between the terms and conditions contained in the Services Agreement and the terms and conditions of this Amendment No. 13, the terms and conditions contained in this Amendment No. 13 shall govern and prevail.

4.             Choice of Law.

The terms and conditions set forth in this Amendment No. 13 as with the terms and conditions of the Services Agreement and all Schedules made a part thereof shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, other than conflict of laws principles thereof directing the application of any law other than that of Michigan.

5.             Counterparts.

This Amendment No. 13 may be executed in two counterparts, each of which will be an original, and both of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 13 to the Global Trade Services Agreement as of the date first written above.

FORD MOTOR COMPANY		VASTERA SOLUTION SERVICES CORPORATION

By:		By:

Name:		Name:
	[Print Name]		[Print Name]

Title:		Title:

By:

Name:
[Print Name]

Title:

3